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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                  May 7, 1997
                          ---------------------------
                                 Date of Report
                       (Date of earliest event reported)




                           ELECTROPHARMACOLOGY, INC.
                           -------------------------
               (Exact Name of Registrant as Specified in Charter)



        DELAWARE                        0-25828                95-4315412
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(State or other Jurisdiction    (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                     Identification No.)


2301 N.W. 33RD COURT, SUITE 102
      POMPANO BEACH, FLORIDA                                       33069
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(Address of Principal Executive Offices)                        (Zip Code)




                                   (954) 975-9818
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                  (Registrant's telephone number, including area code)











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ITEM 5.  OTHER EVENTS.

Electropharmacology, Inc. (the "Registrant") announced on May 7, 1997 the execution of a multi-year distribution agreement for the sale and rental of SofPulse /TM/ devices for selected applications in the United States with National Patient Care Systems, Inc. ("NPCS"), a privately held company specializing in distribution, lease and rental of specialty medical devices to hospitals, nursing homes, physicians' offices and home care. Under the agreement, NPCS will purchase from Registrant specified minimum quotas of SofPulse /TM/ devices in exchange for exclusive distribution rights to three selected market applications of SofPulse /TM/. The parties may agree to renegotiate the minimum purchase quotas and the exclusivity of distributorship in each market application based on prospective market demand for SofPulse /TM/ to be evaluated and developed during the first eight months of the agreement. NPCS also will assume responsibility for the growth and operation of Registrant's current fleet of rental devices including Registrant's sales and marketing group, make monthly payments to Registrant for five years and pay royalties to Registrant on NPCS' rental revenues. The cumulative revenue to Registrant through the term of the agreement could exceed $25 million, provided that NPCS meets substantially the minimum purchase quotas for all of the market applications, for which there can be no assurance.


          Exhibits:
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          Exhibit
          Number    Exhibit
          ------    -------

             1 Strategic Alliance Agreement dated as of May 1, 1997 between Electropharmacology, Inc. and National Patient Care Services, Inc.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               Electropharmacology, Inc.



                               By: /s/ Arup Sen
                                  -------------------------------------
                                  Arup Sen
                                  President and Chief Executive Officer


May 7, 1997

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